EXHIBIT 10.38

COMMERCIAL LEASE

DATE:	August 1, 2018
LANDLORD:	TNT BUSINESS COMPLEXES, LLC 380 Leslie Way East Wenatchee, WA 98802
TENANT:	ENTERPRISE FOCUS, INC. and DAVE CARLSON 2504 Columbia NW East Wenatchee, WA 98802

RECITALS:

WHEREAS, in 2013 and 2014, Dave Carlson/Enterprise Focus entered into a lease with Landlord leasing the Leased Premises ("Carlson Lease"). The Leased Premises means buildings B and H located on the Real Property, together with related improvements, landscaped areas, and parking facilities

WHEREAS, in 2013 and 2014, Dave Carlson/Enterprise Focus submitted $75,000 as alteration deposits ("Deposits") for the Leased Premises as a condition of the Carlson Lease.

•    Building H: $65,000.00
•    Building B: $10,000.00

WHEREAS, Due to the nature of Tenant's business, significant alterations are necessary to meet Tenant's objectives. More specifically, the Deposits are held for rebuilding the front and rear walls of each building (where ventilation holes have been placed), to remove the electrical grids and wiring back to the main sub panels, and removing the HVAC system installed in building B.

WHEREAS, labor and material costs have increased in the past several years. The Deposits have become insufficient to cover the costs of restoration of the Leased Premises and portions of the Real Property affected by Tenant's alterations.

WHEREAS, as a condition of Landlord leasing the Leased Premises to Tenant, Landlord requires an increase in the original alteration deposits of $32,000. The increase of funds is described as follows:

•  Rock Steel Structures Inc. bid to make restorations increase: $25,875.00
•  Estimated increase of electrical and HVAC removal: $6,125.00

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WHEREAS, the following alteration projects were done to the Leased Premises that were never approved nor were alteration deposits submitted:

•  A bathroom removed in building H;
•  Security systems upgraded in buildings B and H; and
•  Electrical system components installed after original 2014 alteration deposits.

Landlord and Tenant hereby agree to the estimated alteration cost of $15,000 to cover these alterations.

WHEREAS, Landlord requires an amount equal to four (4) months lease payments in reserve to repair the Leased Premises if Tenant is unable to continue business through the full 5 years of the Lease. This portion of the alteration deposits is calculated as follows:

•  4 months x $7,350.00 = $29,400.00

WHEREAS, Landlord and Tenant hereby agree to an alteration deposit that has been delivered to Landlord on July 31, 2018 to cover the additional alteration deposits set forth above of $76,400.00, which shall be applied to all alterations made to the Leased Premises on or before July 31, 2018. The alteration deposit is calculated as follows:

•  $32,000.00 + $15,000.00 + $29,400.00 = $76,400.00

Landlord hereby acknowledges receipt of the additional alteration deposit. Landlord hereby also acknowledges that Tenant has paid, in total, $151,400.00 ($75,000.00 + $76,400.00) for alteration deposits for the Leased Premises.

LOCATION OF LEASED PREMISES. The Leased Premises is located at 474 Highline Dr., East Wenatchee, Washington, on the Real Property legally described on Exhibit A attached hereto, and incorporated as if fully set forth herein. The Lease is subject to all easements, restrictions, agreements of record, mortgages and deeds of trust, and zoning and building laws.

DESCRIPTION OF LEASED PREMISES. The Leased Premises shall consist only of buildings B and H located on the Real Property, together with related improvements, landscaped areas, and parking facilities. The locations of said buildings are diagramed on the map attached as Exhibit B, which is incorporated as if fully set forth herein.

LANDLORD AND TENANT IMPROVEMENTS. Landlord has delivered the Leased Premises and every part or portion thereof with all systems included in Leased Premises cleaned, serviced, working, and free from leaks and/or defects and infestations as of the commencement of the Carlson Lease. These systems include and are not limited to the roof, rain gutters, plumbing, electrical wiring, conduits, plumbing, and heating/furnaces and the parking area. Landlord is required to keep the structure and the structural systems including the roof and rain gutters of the Leased Premises in good repair and free of leaks or infestations (cockroaches, rodents, termites, etc.). All repairs made by Landlord due to damage caused by Tenant shall be reimbursed by Tenant within Thirty (30) days of Landlord completing the repairs. Tenant shall be responsible to keep all

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other aspects of the Leased Premises in good repair at its sole cost. Upon occupancy of the Leased Premises, Tenant shall be responsible, at its sole cost and expense, for any and all alterations or improvements to the Leased Premises necessary to accommodate Tenant's business authorized in this Lease. Any and all alterations to the Leased Premises made by Tenant shall be in strict accordance with the provisions of Paragraph 6.4 herein, whether made before or after the Lease Commencement Date. Tenant, by taking occupancy of the Leased Premises, acknowledges that all improvements (if any) promised by Landlord have been completed to Tenant's satisfaction and Tenant accepts the Leased Premises in its then present condition "AS IS."

AGREEMENT. LANDLORD HEREBY LEASES TO TENANT AND TENANT DOES HEREBY AGREE TO LEASE FROM LANDLORD THE ABOVE-DESCRIBED LEASED PREMISES UPON THE FOLLOWING TERMS AND CONDITIONS:

1.             TERM.

1.1       Original Term. The Original Lease Term shall be for a period of Five (5) years, commencing on August 1, 2018 (the "Date of Commencement") and shall terminate on July 31, 2023 at 5:00 p.m. (PDT). If Tenant occupies the Leased Premises prior to the Commencement Date, Tenant's occupancy of the Leased Premises shall be subject to all provisions of this Lease. Early occupancy of the Leased Premises shall not advance the expiration date of this Lease.

1.2       Renewal of Initial Lease Term. Provided the Tenant shall be in compliance with the terms of this Lease at the time of exercising same, and subject to the terms set forth in Paragraph 2.2 herein, the Tenant shall have a single five (5) year renewal option to be exercised, if at all, by the Tenant giving notice in writing to Landlord of Tenant's intent to exercise such option not less than 90 calendar days prior to the Expiration of the Original Lease Term set forth in Section 1.1 above. In the event Tenant opts to renew this Lease, Rent shall be increased for such renewal per Section 2.2 below. Tenant and Landlord agree that prior to the renewal of the Lease, the parties shall agree to new initial base Rent and any adjustments to Rent for the renewal term in writing.

2.             RENT

2.1.     Rent. Beginning August 1, 2018, Tenant shall pay Landlord Rent in the amount of Seven Thousand Seven Hundred Fifty and 00/100 Dollars ($7,750.00) per month ("Rent"), payable in advance in equal monthly installments on or before the first day of each calendar month during the Term of this Lease and any extensions thereof.

2.2      Adjustment to Rent. For the first two years of the Lease, the rent shall remain fixed as set forth in Section 2.1. At the commencement of the third year of the Lease, the payments shall be increased by two and one half percent (2.5%).

In year four and each subsequent year, including any renewal term under Section 1.2, the payments shall be increased by an amount tied to the Consumer Price Index (CPI), based on the then-current un-adjusted, 12-months, all items indicator. By way of example, in year three, if no other increases are made to the rent payments per Sections 2.3 or 4.3.1, the rent would be increased from $7,750.00 to $7,943.75; in year four, assuming a CPI of 2.5%,the rent would be increased from $7,943.75 to

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$8,142.34; and in year five, assuming a 2.5% CPI, the rent would be increased from $8,142.34 to $8,345.90The CPI examples are for illustration only and are not indicative of the actual CPI amounts in future years.

2.3          Late Charges and Interest.

2.3.1. Tenant acknowledges that late payment of any rent required by this Lease, or renewal thereof, from Tenant to Landlord will result in collection costs to Landlord, the extent of which additional cost is extremely difficult and, economically impractical to ascertain. Tenant therefore agrees that if Tenant fails to make any rent payment required by this Lease to Landlord within ten (10) calendar days of the date when it is due, Landlord shall impose a late charge of twelve percent (12%) of the Rent due to be added to the delinquent payment. If Tenant is delinquent in paying Rent two (2) times in any given six (6) month period, a service charge of ten percent (10%) per month thereafter shall be paid to Landlord in addition to Rent. Delinquent Rent is defined as payment not made within thirty (30) days of its due date. Tenant agrees that the late charge is a reasonable estimate of the costs to Landlord of collecting the overdue payment. Landlord may levy and collect the late charge in addition to all other remedies available for Tenant's default, and collection of a late charge shall not waive the breach caused by the late payment.

2.3.2 All payments required under this Lease, including any late charge imposed under Paragraph 2.3.1 herein, not paid when due shall bear interest at a rate of eighteen percent (18.0%) per annum. Landlord may levy and collect this interest charge in addition to all other remedies available for Tenant's default, and collection of a late charge shall not waive the breach caused by the late payment.

2.4         Document Preparation Fee.  N/A

2.5         Alteration Deposit. Landlord acknowledges receipt of an additional Seventy Six Thousand Four Hundred and 00/100 Dollars ($76,400.00), as set forth in the recitals above, to hold the Leased Premises and agrees that this shall be applied to the original alteration deposit of $75,000.00 thereby making the alteration deposit of $151,400.00 paid in full. This deposit is for work done as of July 31, 2018. Any projects after July 31, 2018, shall require a written estimate for removal, permission and alteration deposits as set forth below.

This alteration deposit is not intended to cover any lease payments. All lease payments will continue while regular business operations are maintained or while repairs of the buildings are ongoing. If Tenant violates any alteration provision of this Lease, Landlord may, but shall not be obligated to, apply all or any part of the alteration deposit to remedy such violation. If any portion of the deposit is so applied, Tenant shall immediately deposit with Landlord cash in an amount sufficient to restore the alteration deposit to its original amount.

If Tenant fully and faithfully performs each and every provision of this Lease regarding the alteration and restoration of the Leased Premises and any portions of the Real Property affected by the Tenant's alterations , and the Real Property and the Leased Premises is returned to Landlord in the same condition it was in prior to the Carlson Lease in 2013, any excess deposit monies shall be refunded back to Tenant without accrued interest. If Tenant for any reason terminates this

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Lease early without an agreement with Landlord, Tenant shall remain responsible for the renovation of Leased Premises and any portions of the Real Property affected by the Tenant's alterations substantially the same condition it was in prior to the Carlson Lease in 2013 and will have these deposits refunded in increments to pay for repairs. If the deposits fall short of completing all repairs, Tenant shall be responsible for the reasonable difference to satisfy the renovation of the Leased Premises and any portions of the Real Property affected by the Tenant's alterations.

If Tenant vacates the Leased Premises for any reason, except as provided below in Section 7.2, without first completing all restoration of the Leased Premises to the reasonable satisfaction of the Landlord, Tenant shall not be entitled to a refund of any unused alteration deposit, and Tenant shall be responsible for the reasonable difference to satisfy the renovation of the Leased Premises should the alteration deposits not be sufficient to restore the Leased Premises and any portions of the Real Property affected by the Tenant's alterations to the same condition it was in prior to the Carlson Lease.

3.         BUSINESS PURPOSE AND USE

3.1          Permitted Use. Tenant shall use the Leased Premises only for the purpose of operating a cryptocurrency server farm business in compliance with applicable law, and activities reasonably related thereto, and for no other purpose without the written consent of Landlord, which consent may be withheld or conditioned in Landlord's sole, unfettered discretion.

3.2       Compliance with Laws. In connection with its use, Tenant shall comply, at its expense, with all applicable laws, regulations and requirements of any public authority, including those regarding maintenance, operation and use of the Leased Premises and any appliances on the Leased Premises (including signs). Without limiting the generality of the foregoing, after the Commencement Date of this Lease, should the government require alterations to the interior, exterior or structure of the building necessitated by changes in applicable building codes, handicapped access laws or similar regulations, these changes will be the sole responsibility of Tenant. If the expenses are unreasonably high, then Tenant and Landlord may negotiate in an attempt to resolve the issue in a matter that is financially acceptable to both parties. In the event any such negotiations do not result in resolution by agreement between the parties within thirty (30) calendar days, either party may terminate the Lease upon notice to the other party.

3.3       Supervision. Tenant shall keep the Leased Premises clean and orderly and will cause its employees, agents, and invitees to conduct themselves in a professional manner. Tenant will supervise its employees and cause Tenant's agents, independent contractors, employees, customers, suppliers, and invitees to conduct their activities in such a manner as to comply with the requirements of this Lease and the rules and regulations described herein.

3.4       Storage, Trash. Tenant shall not store anything outside the building except in strict compliance with requirements of applicable governmental authority, and all such materials (if allowed) shall be reasonably site-screened from public roads. Tenant shall dispose of trash and other matter in a manner acceptable to Landlord.

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4.                UTILITIES AND TAXES

   4.1    Payment. Tenant shall pay directly to the appropriate supplier all charges for electricity, garbage collection, gas, internet and telephone supplied to the Leased Premises. Payment for water and sewer shall be paid by Landlord in the amount of $76.00 per month for sewer and $138.00 every two months for water ("Estimated Utilities"). In the event Tenant's water and/or sewer is above the Estimated Utilities, Landlord shall provide an invoice of the overage to Tenant via email at the address listed below in Section 15.4, and Tenant shall have ten (10) days to reimburse Landlord ("Overage"). Failure to timely pay all utilities within (30) days of its due date constitutes an event of default. Failure to timely pay an Overage by its due date constitutes an event of default.

  4.2     Interruption of Service. Landlord shall not be liable for any failure or interruption of utilities or services to the Leased Premises, unless caused by the sole negligence of Landlord or its agents.

  4.3     Taxes and Assessments

4.3.1   Taxes and Other Payments. Landlord shall timely pay all real property taxes, other charges, and assessments properly levied against the Leased Premises. Should Tenant's use or any subtenant's use of the Leased Premises cause increases in property taxes, Landlord may adjust the Rent by the increase in the property taxes due. By way of example, rent is initially set at $7,750.00 per month and the real estate tax increases from $1,200.00 to $2,400.00 per year, or a $1,200.00 increase. Landlord may adjust the rent to $7,850.00 per month to reflect the increase of the real estate taxes.

4.3.2   Personal Property Taxes. Tenant shall pay, before delinquency, any and all taxes levied or assessed on, or as a result of, Tenant's leasehold improvements, equipment, furniture, fixtures and any other personal property located on the Leased Premises. In the event any or all of Tenant's leasehold improvements, equipment, furniture, fixtures, and other personal property shall be assessed and taxed with the Real Property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant from Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

5.                INSURANCE AND INDEMNITY PROVISIONS

   5.1    Property Insurance. Landlord shall procure and maintain a Property insurance policy covering loss or damage to the building in which the Leased Premises is located, including all existing improvements, in an amount that will adequately cover repairing and/or rebuilding the structure as a result of damage from fire, casualty, peril, storm or otherwise. The Property Insurance required by this paragraph shall be for the benefit of Landlord and shall have Landlord as the sole named insured. Tenant shall be responsible for insuring all of its equipment, inventory, trade fixtures and contents located on or within the Leased Premises.

  5.2     Liability Insurance. Tenant or any and all subtenants, at its expense, shall obtain and keep in force during the entire term of this Lease a policy of Commercial General

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Liability insurance insuring Landlord and Tenant against all liability arising out of the ownership, use, occupancy, or maintenance of the Leased Premises and all areas appurtenant thereto. Such policy or policies shall provide for liability coverage with minimum combined single limits for bodily injury and property damage per occurrence in amounts not less than one million dollars ($1,000,000). The limits of liability insurance required by this paragraph shall not, however, limit the liability of Tenant hereunder. To the extent any deductible is permitted or allowed as part of any insurance policy carried by Tenant in compliance with this Section 5, Tenant shall be deemed to be covering the amount of such deductible under an informal plan of self-insurance; provided, however, that in no event shall any deductible exceed One Thousand Dollars ($1,000.00). All such insurance policies shall name Landlord as an additional insured and shall be with companies and with loss-payee clauses reasonably satisfactory to Landlord. Copies of all policies or certificates evidencing such insurance shall be delivered to Landlord by Tenant within ten (10) calendar days after this Lease is executed. All policies shall bear endorsements requiring thirty (30) days written notice to Landlord prior to any change or cancellation.

5.3        Waiver of Subrogation. Tenant and Landlord each waive any and all rights of recovery against the other, or against the employees, agents and representatives of the other, for loss of or damage to such waiving party, property, or property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Landlord and Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual Waiver of Subrogation is contained in this Lease. The foregoing Waiver shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant.

5.4        Indemnity of Landlord. Tenant shall defend, indemnify, and hold Landlord harmless from any and all costs, claims or liability arising from (1) Tenant's use of the Leased Premises; (2) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Leased Premises; (3) any breach or default in the performance of Tenant's obligations under this Lease; (4) any misrepresentation or breach of warranty by Tenant under this Lease; or (5) other acts or omissions of Tenant.

The indemnity set forth in this paragraph is intended to specifically cover actions brought by Tenant's own employees, and with respect to acts or omissions during the Lease Term, shall survive termination or expiration of this Lease. Tenant's indemnities set forth in this Lease are specifically and expressly intended to constitute a waiver by Tenant of its immunity, if any, under Washington's Industrial Insurance Act, RCW Title 51, et seq., to the extent necessary to provide Landlord with a full and complete indemnity from claims made by Tenant and/or its employees to the full extent of its negligence. Tenant shall promptly notify Landlord of any casualties or accidents occurring in or about the Leased Premises that may give rise to Tenant's indemnity obligation set forth herein.

6.         MAINTENANCE, REPAIRS AND ALTERATIONS

6.1        Landlord's Obligations. Landlord has delivered the Leased Premises and every part or portion thereof with all systems included in Leased Premises cleaned, serviced,

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working, and free from leaks and/or defects and infestations as of the commencement of the Carlson Lease. These systems include and are not limited to the roof, rain gutters, plumbing, electrical wiring, conduits, plumbing, and heating /furnaces. Landlord is required to keep the roof, rain gutters, and the parking area of the Leased Premises in good repair and free of leaks or infestations (cockroaches, rodents, termites, etc.). Landlord shall be responsible for the snow removal of the main paved driveways and landscaping.

  6.2       Tenant's Obligations. Tenant, at Tenant's expense, shall keep in good order, condition, and repair the Leased Premises, including interior and all interior and exterior repainting and refinishing, as needed. Tenant shall also be responsible to maintain and keep in a good working state of repair all doors, windows, window casings, HVAC, plumbing, and electrical wiring and conduits, and all ice and snow removal from walkways and parking areas in surrounding Buildings B and H. If any portion of the Leased Premises, or any major system or equipment on the Leased Premises, cannot be fully repaired or restored, Tenant shall protect the Leased Premises from damage and shall promptly repair any damage from burglary or attempted burglary. Tenant shall keep the glass on all windows and doors clean and presentable, replace immediately all broken glass on the Leased Premises; make any necessary repairs to, or replacements of, all doors and door closure apparatus and mechanisms; keep all plumbing clean and in a good state of repair, including pipes, drains, toilets, basins, water heaters and those portions of the heating system within the walls of the Leased Premises; and shall keep all utilities, including the circuit breakers, panel boxes and meters in a good state of repair. Additionally, it shall be Tenant's responsibility to maintain and repair any and all improvements installed by Tenant.

  6.3       Surrender of Leased Premises. On the last day of the term of this Lease, or on any sooner termination, Tenant shall surrender the Leased Premises to Landlord in good condition, ordinary wear and tear excepted. Tenant shall repair any damage to the Leased Premises occasioned by Tenant's use thereof or by the removal of Tenant's trade fixtures, furnishings, and equipment, which repair shall include the patching and filling of holes and repair of any structural damage. Tenant shall renovate the Leased Premises, returning it substantially to its original condition prior to the Carlson Lease.

  6.4       Alterations and Additions. Tenant shall make no alterations, additions, or improvements in, on, to, or about the Leased Premises without Landlord's prior written consent, which consent may be withheld or conditioned in Landlord's sole discretion. Prior to making alterations, Tenant shall provide to Landlord an additional alteration deposit, which sum shall be a good faith estimate, approved by Landlord in writing, of the cost to renovate the Leased Premises to its original condition. In addition to obtaining Landlord's written consent and providing Landlord with an additional alteration deposit, prior to making alterations, Tenant shall obtain any and all necessary permits from the city and/or county required to make the proposed alterations to the Leased Premises and provide a copy of all permits to Landlord. At the termination of the Lease, Tenant shall remove any alterations, improvements, additions, or utility installations at the expiration of the Lease Term and restore the Leased Premises substantially to its prior condition. Should Landlord not require the removal of a specific alteration, improvement, or addition that may be made on the Leased Premises, said alteration, improvement, or addition shall become the

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property of Landlord, and remain upon and be surrendered with the Leased Premises at the expiration of the Lease Term. Notwithstanding the foregoing, Tenant's machinery, equipment, and trade fixtures shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Paragraph 6.3 herein.

6.5       Entry and Inspection. Landlord or its agents may enter the Leased Premises at any reasonable time to determine Tenant's compliance with this Lease, to make necessary repairs, or to show the Leased Premises to prospective tenants or purchasers. Landlord shall not unreasonably interfere with Tenant's business operations when exercising the entry and inspection rights set forth in this paragraph. Tenant shall provide Landlord with a key and code to access all buildings. Landlord shall only enter buildings with permission from Tenant or Tenant's employees, PROVIDED however that Landlord may enter without permission in the event of an emergency or if Landlord does not receive a response from Tenant or Tenant's employees within 24 hours.

7.             RECONSTRUCTION AND RESTORATION

7.1       Minor Damage. If during the Term hereof the Leased Premises is damaged by fire, casualty, peril, or otherwise, and such damage is not "substantial" (as defined in Paragraph 7.2 herein), Landlord shall promptly repair such damage at Landlord's expense after the application of all insurance proceeds, if any, including, but not limited to, those provided for in Section 5 hereof, and this Lease shall continue in full force and effect, provided, however, that the requirement to rebuild and restore the Leased Premises shall not extend to any furnishings, fixtures or equipment that Tenant has previously installed in the Leased Premises, whether or not title to such items had passed to Landlord under other provisions of this Lease. Notwithstanding the foregoing, if there are insufficient insurance proceeds available to Landlord to rebuild and restore the Leased Premises damaged by fire, casualty, peril, or otherwise (unless Tenant, at its option, agrees to pay the deficiency), Landlord shall have the right, at its option, to terminate this Lease. In addition, Tenant shall be obligated to pay for the costs of rebuilding or restoration arising out of an act or omission of Tenant, its agents, or employees to the extent such items are not covered by insurance maintained in accordance with this Lease.

7.2       Substantial Damage. If during the Term of this Lease, the Leased Premises is destroyed or damaged by fire, casualty, peril, or otherwise, and the damage is "substantial," then Landlord may elect to terminate this Lease by giving Tenant written notice of such termination within sixty (60) days after the date of such damage or destructive event. For purposes of this paragraph, damage shall be "substantial" if (i) twenty percent (20%) or more of the floor area of a building on the Leased Premises is rendered untenantable, (ii) if repairs are estimated to exceed twenty-five percent (25%) of the full construction/replacement cost of a building on the Leased Premises, or (iii) if, regardless of the estimated amount of the repairs, the Leased Premises is reasonably estimated to remain untenantable for Tenant's authorized use set forth in this Lease for a period exceeding ninety (90) days. Otherwise, Landlord shall proceed with reasonable diligence to restore the Leased Premises to a condition comparable to that existing prior to the damage. Tenant shall cooperate with Landlord during the period of repair and vacate all or any part of the Leased Premises to the extent necessary for the performance of the required work. If the improvements on Leased Premises are not rebuilt or restored, the insurance proceeds for loss of

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Landlord's building, property, and loss of rent shall become the sole property of Landlord, and the Lease shall terminate effective as of the date of such damage or destruction.

7.3       Repair of Tenant's Property. Repair, replacement, or restoration of Tenant's improvements, fixtures, equipment, and personal property shall be the responsibility of Tenant.

7.4       Damage Caused by Tenant. Notwithstanding any other provision herein, the cost to repair any and all damage or destruction to the Leased Premises caused by Tenant, Tenant's employees, Tenant's improvements, or Tenant's personal property shall be the sole responsibility of Tenant.

8.               ASSIGNMENT AND SUBLETTING. Tenant shall not (voluntarily or by operation of law) assign, mortgage, pledge or encumber the Leased Premises or Tenant's leasehold estate or sublet any portion of the Leased Premises, or otherwise transfer any interest in the Leased Premises (including the right to possession) without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld. Any transfer by Tenant to an approved transferee shall not act to release Tenant (or its guarantors) from its obligations under this Lease and Tenant shall remain primarily liable for the performance for each and every Term and Condition of this Lease. Except as otherwise set forth herein, any and all sublessees of the Leased Premises shall be subject to at least the same terms and conditions as Tenant, however Tenant may impose stricter deadlines, bases for default, or other obligations. In the event Tenant is not available, Landlord shall have the authority to communicate directly with sublessees with respect to any issues arising from this Lease, emergencies, violations of municipal, state or federal statutes, or any other issues related to the Leased Premises.

9.                CONDEMNATION

9.1       Entire or Substantial Taking. If all or any "substantial portion" of the Leased Premises shall be taken under the power of eminent domain (sometimes hereinafter referred to as "Condemnation"), Landlord or Tenant shall have the right at its option to terminate this Lease effective on the date the condemning authority takes possession. Upon such termination, Tenant shall surrender possession of the Leased Premises to Landlord. Landlord or Tenant may exercise their termination rights by notifying the other party in writing of its option to terminate the Lease within sixty (60) days following the date on which the parties receive notice of the proposed taking. For purposes of this paragraph, a sale by Landlord to any authority with power of eminent domain, either under threat of Condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain under this paragraph.

9.2       "Substantial" Taking. For purposes of this paragraph, a Condemnation of substantial portion of the Leased Premises shall mean any of the following:

9.2.1   If any portion of the floor area of Tenant's leased space in a building located on the Leased Premises is taken in the Condemnation;

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9.2.2   If twenty-five percent (25%) or more of the value of the Leased Premises is taken in the Condemnation; or

9.2.3   If, regardless of the value of the amount of the Leased Premises taken, the cost of repairing and restoring the remainder of the Leased Premises for Tenant's authorized use exceeds twenty-five percent (25%) of the value of the entire Leased Premises prior to Condemnation.

9.3     Partial Taking. In the event of any Condemnation that does not result in a termination of this Lease, this Lease shall remain unaffected except the Base Rent shall be equitably abated to the extent that Tenant is deprived of use of the Leased Premises. In the event the Lease is not terminated following a Condemnation, Landlord will, at its expense, restore with reasonable diligence the remaining portions of the Leased Premises to as near its former condition as is reasonably possible; provided, however, that there are sufficient condemnation proceeds available to Landlord to restore the Leased Premises, and provided further that the requirement to restore the Leased Premises shall not extend to any furnishings, fixtures, or equipment that Tenant had previously installed in the Leased Premises, whether or not title of such items had passed to Landlord under other provisions of this Lease.

9.4     Awards. Any award for taking of all or any part of the Leased Premises under the power of eminent domain shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for taking of the fee. Nothing, however, shall be deemed to preclude Tenant from obtaining, or to give Landlord an interest in, any award to Tenant for loss of, damage to, cost of removal of Tenant's trade fixtures and removable personal property, or for damages for cessation or interruption of Tenant's business.

10.          SIGNS. No signs or advertising shall be erected or placed on the exterior of the Leased Premises or anywhere else on the Leased Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld. Any and all signs approved by Landlord must be installed and maintained in compliance with the requirements of any governmental authorities having jurisdiction, and Tenant shall obtain and keep in force any licenses required for such signage. All such signage shall be at the sole cost and expense of Tenant. Upon the expiration or termination of this Lease, Tenant, at its sole cost and expense, shall remove all interior and exterior signs, logos, and advertising, and shall repair any and all damage caused by their removal (i.e., patching and filling of holes, painting of walls, etc.).

11.           OTHER OBLIGATIONS OF PARTIES

11.1   Liens. Tenant shall pay as due all claims for work done on the Leased Premises or for services rendered or materials furnished to the Leased Premises and shall keep the Leased Premises free from any liens other than liens created by Landlord. Failure by Tenant to have liens released by a contractor, sub-contractor or any individual or entity placing a lien on the Leased Premises shall constitute a default of the Lease. If Tenant fails to pay such claim or to discharge any lien, Landlord may do so and collect such amount as Additional Rent. Amounts paid by Landlord shall bear interest and be repaid by Tenant as provided in Paragraph 13.3 herein. Such

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payment by Landlord shall not constitute a waiver of any right or remedy Landlord may have because of Tenant's default.

11.2   Holding Over. If Tenant does not vacate the Leased Premises at the time required, Landlord shall have the option to treat Tenant as a tenant from month-to-month, subject to all of the provisions of this Lease (except that the term will be month-to-month and the initial minimum month rent will be one hundred twenty-five percent (125%) of the Rent then being paid by Tenant, as may have been adjusted pursuant to Paragraph 2.3 herein), or to eject Tenant from the Leased Premises and recover damages caused by wrongful hold over.

11.3   Non-Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate any existing subtenancies, or may, at the option of Landlord, operate as an assignment to it of any and all such subtenancies.

11.4   Priority of Lease. This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust subsequently placed upon the Leased Premises, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. Provided, however, the subordination of Tenant's rights hereunder is conditioned upon the mortgagee or beneficiary under any deed of trust agreeing that Tenant's peaceable possession of the Leased Premises and its rights under this Lease will not be disturbed so long as Tenant is not in default under this Lease. If any party providing financing or funding to Landlord requires, as a condition of such financing or funding, that Tenant send such party written notice of any default by Landlord under this Lease, giving such party the right to cure such default until it has completed foreclosure and prevent Tenant from terminating this Lease unless such default remains uncured after foreclosure has been completed, Tenant will execute and deliver any agreement required by such party in order to accomplish this purpose.

11.5   Landlord's Liability; Sale. In the event the original Landlord hereunder, or any successor owner of the Leased Premises, shall sell or convey the Leased Premises, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

11.6   Rules and Regulations. Tenant agrees to comply with all reasonable, rules and regulations for the Leased Premises adopted and published by Landlord from time to time and to cause Tenant's sub-lessees, customers, employees, and invitees to abide by such rules and regulations.

11.7   Parking. Tenant's employees, agents, customers, and invitees may use the parking areas of the Leased Premises for the temporary parking of automobiles and other vehicles. No vehicle may be parked in the same location for more than a forty eight (48) hour period. The parking areas, loading areas, and sidewalks of the Leased Premises shall not be used for any purpose other than parking, loading, and unloading of commercial vehicles and pedestrian traffic, respectively.

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12.            ENVIRONMENTAL PROVISIONS

12.1   Restrictions on Hazardous Substances. Tenant shall not cause or permit any Hazardous Substance to be brought upon, used, stored, generated, or disposed of on or in the Leased Premises by Tenant, its agents, employees, contractors, or invitees, except for such Hazardous Substances as are necessary to Tenant's authorized business. Any Hazardous Substance permitted on the Leased Premises, and all containers therefore, shall be used, kept, stored, and disposed of in a manner that complies with all federal, state, and local laws or regulations applicable to the particular Hazardous Substance. Tenant shall not release or permit to be released by any Hazardous Substance in violation of federal, state or local environmental laws or regulations, or which may adversely affect (a) the health, welfare, or safety of persons, whether located on the Leased Premises or elsewhere, or (b) the condition, use, or enjoyment of the Leased Premises or any other real or personal property.

12.2   Indemnity. Tenant hereby agrees that it shall be responsible for all costs and expenses relating to the use, storage, and disposal of Hazardous Substances kept on the Leased Premises by Tenant, and Tenant shall give immediate notice to Landlord of any violation or potential violation of the provisions of this paragraph, or any other state, federal or local environmental law or regulation. Tenant shall defend, indemnify, and hold Landlord and its agents harmless from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including without limitation, a decrease in value of the Leased Premises, damages caused by loss or restriction of rentable or useable space, or any damages caused by adverse impact on marketing of the Leased Premises and any and all sums paid for settlement of claims, attorney fees, consultant and expert fees), of whatever kind or nature, known, unknown, contingent or otherwise arising out of or in any related to (a) the release of a Hazardous Substance arising out of an act or omission of Tenant or its agents; (b) the presence, disposal, release, or threatened release of any such Hazardous Substance that is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (c) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to that Hazardous Substance; (d) any lawsuit brought or threatened, settlement reached or government order relating to that Hazardous Substance; or (e) any violation of any state, local or federal environmental laws applicable to such Hazardous Substance. The provision of this paragraph shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity, and shall survive the transactions contemplated within this Lease, and shall survive the termination of this Lease.

12.3  Definition of Hazardous Substances. For purposes of this paragraph, the term "Hazardous Substances" means any substance that is toxic, ignitable, reactive, or corrosive, or that is regulated by any local government, the State of Washington, or the United States government according to environmental laws or regulations now in effect, or which may hereafter be enacted.

13.            DEFAULTS; REMEDIES

13.1   Default. The following shall be events of default:

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13.1.1   Payment Default. Failure of Tenant to make any Rent payment under this Lease within ten (10) days after such payment is past due.

13.1.2   Unauthorized Transfer. Tenant makes any transfer without Landlord's prior written consent as required under Paragraph 8.

13.1.3   Abandonment of Leased Premises. Tenant fails to occupy or use the Leased Premises for the purposes permitted by this Lease for a total of twenty (20) consecutive business days or more during the Lease Term, unless such failure is excused under other provisions of this Lease.

13.1.4   Default in Other Covenant. Failure of Tenant to comply with any other Term or Condition or fulfill any other obligation of this Lease within ten (10) calendar days after written notice by Landlord specifying the nature of the default with reasonable particularity. No notice and no opportunity to cure shall be required if Landlord has previously given Tenant notice of failure to comply with such Term or Condition, or fulfill such other obligation of this Lease during the preceding calendar year.

13.1.5   Insolvency Defaults. Dissolution, termination and existence, insolvency on a balance sheet basis, or business failure of Tenant; the commencement by Tenant of a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to Tenant's insolvency or debtor's relief; the entry of a decree or order for relief against Tenant in an involuntary case under the federal bankruptcy laws, or under any other applicable federal or state law relating to Tenant's insolvency or debtor's relief; the appointment of or the consent by Tenant to the appointment of a receiver, trustee or custodian of Tenant; an assignment for the benefit of creditors by Tenant; Tenant's failure generally to pay its debts as such debts become due; the making or suffering by Tenant of a fraudulent transfer under applicable federal or state law; concealment by Tenant of any of its property in fraud of creditors; the making or suffering by Tenant of a preference within the meaning of federal bankruptcy law; or the imposition of a lien through legal proceedings or distraint upon any of the property of Tenant, except for Tenant's ownership in Giga Watt, Inc., which is not discharged or bonded. During any period in which there is a guarantor(s) of this Lease, each reference to "Tenant" in this paragraph shall be deemed to refer to "guarantor or tenant," separately.

13.2   Remedies on Default. Upon default, Landlord may exercise any one or more of the following remedies, or any other remedy available under applicable law:

13.2.1   Termination of Lease. Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to terminate this Lease, Landlord may recover from Tenant: (i) the amount of any unpaid rent which has been earned at the time of such termination; plus (ii) the amount by which the unpaid rent which would have been earned after termination and, for the balance of the Lease term, exceeds the amount of such rental loss that Tenant proves that could have been reasonably avoided; plus (iii) any interest charged on delinquent rent; plus any other amount to compensate Landlord for the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease.

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13.2.2   Retake Possession. To the extent permitted by law, Landlord may re-enter and retake possession of the Leased Premises, on three (3) days advance notice, either by summary proceedings or any other applicable action or proceeding, or otherwise. Landlord may use the Leased Premises for Landlord's own purposes or relet it upon any reasonable terms without prejudice to any other remedies that Landlord may have by reason of Tenant's default. None of these actions will be deemed an acceptance or surrender by Tenant.

13.2.3   Relet the Leased Premises. Landlord, at its option, may relet the whole or any part of the Leased Premises, from time to time, either in the name of Landlord or otherwise, to such tenants, for such terms ending before, on or after the expiration date of the Lease term, at such rentals and upon such other conditions (including concessions and free rent periods) as Landlord, in its sole discretion, may reasonably determine to be appropriate. Landlord, at its option, may make such physical changes to the Leased Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting without relieving Tenant of any liability under this Lease or otherwise affecting Tenant's liability. In the event Landlord elects to relet the Leased Premises, rent received by Landlord for such reletting shall be applied; first, to the payment of any cost of reletting; second, to pay the cost of any alterations or repairs to the Leased Premises; third, to the payment of indebtedness other than rent owed by Tenant to Landlord; and fourth, to the payment of rent due and unpaid under the Lease, and the residue, if any, shall be held by Landlord and applied to the payment of future rent as the same may become due and payable. Should rent received from the reletting of the Leased Premises during any month be less than the rent payable under the terms of the Lease by Tenant, then Tenant shall pay the deficiency to Landlord immediately upon demand.

13.2.4   Damages for Default. Whether or not Landlord retakes possession or relets the Leased Premises, Landlord may recover all damages caused by the default (including, but not limited to unpaid rent, attorney's fees relating to the default, and costs of reletting). Landlord may sue periodically to recover damages as they accrue during the remainder of the Lease term without barring a later action for further damages. Upon the occurrence of a payment default, Landlord may bring an action for accrued damages plus damages for the remaining Lease Term equal to the difference between the rent specified in this Lease and the reasonable rental value of the Leased Premises for the remainder of the Term, discounted to the time of judgment at the rate of three percent (3%) per annum.

13.3   Cure of Default. Without prejudice to any other remedy for default, Landlord may perform any obligation or make any payment required to cure a default by Tenant. The cost of performance, including attorney's fees and all disbursements, shall immediately be repaid by Tenant upon demand, together with interest from the date of expenditure until fully paid at the same rate as the Bank Prime Loan Rate as published by The Federal Reserve Bank (https://www.federalreserve.gov/releases/h15/) currently at 3.50%.

13.4   Remedies Cumulative. Any right or remedy Landlord may have under this Lease arising out of Tenant's breach of any covenant of this Lease shall be in addition to any other right or remedy for such breach provided by law.

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14           TENANT IMPROVEMENTS.  Except as set forth in this Lease or in a separate written agreement between Landlord and Tenant, Tenant shall be solely responsible. at its cost and expense, to perform all work required to ready the Leased Premises for Tenant's use and occupancy. All work to be performed by Tenant to ready the Leased Premises for occupancy shall be subject to and conducted in accordance with the provisions of Paragraph 6.4 of this Lease.

15.           MISCELLANEOUS

15.1   Waivers. No waiver by Landlord of performance of any provision of this Lease shall waive or prejudice Landlord's right to otherwise require performance of the same provision or any other provision, and Landlord's acceptance of Rent or Additional Rent shall not waive or prejudice Landlord's remedies for Tenant's default, including the right to repossess the Leased Premises or to forfeit or terminate the Lease.

15.2    Recording. Tenant shall not record this Lease without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.

15.3   Neighboring Businesses. Tenant understands and agrees that neighboring business activity may affect its business operations and shall not be a basis for Tenant to breach the terms of this Lease or seek revision of said terms. Should Tenant have issues with neighboring tenants, Tenant shall first discuss any issues with Landlord to determine the proper remedy, if any. Neither Tenant nor Tenant's employees shall harass any other neighboring tenant or business. Any harassment by Tenant or Tenant's employees shall constitute a default.

15.4   Notices. All notices provided for or permitted to be given pursuant to this Lease, except those for Overages under Section 4.1, shall be in writing and shall be delivered in person or sent by registered or certified United States mail, postage prepaid, return receipt requested, or by overnight courier, to the addresses set out herein or to such other addresses as are specified by no less than ten (10) days prior written notice delivered in accordance herewith:

To Landlord: To Tenant:	TNT Business Complexes, LLC 380 Leslie Way East Wenatchee, WA 98802 Dave Carlson/Enterprise Focus Inc. 2504 Columbia NW East Wenatchee, WA 98802

All such notices shall be deemed effectively given and delivered three (3) days after the postmark date of mailing, the day after delivery to the overnight courier, or, if delivered personally, when received. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given in accordance with the time period provided herein shall be deemed to be receipt of the notice sent.

Notices under Section 4.1 regarding Overages shall be sent to the following email address:

BuzzDavenow@gmail.com

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15.5   Construction. (a) This Lease shall be construed and governed by the laws of the State of Washington; (b) the invalidity or unenforceability of any provision hereof shall not affect or impair any other provision hereof; (c) this Lease constitutes the entire agreement of the parties and supersedes all prior agreements or understandings between the parties with respect to the subject matter hereof; (d) this Lease may not be modified or amended except by written agreement signed and acknowledged by both parties; (e) if there is more than one tenant, the obligations hereunder imposed upon Tenant shall be joint and several; (f) time is of the essence of this Lease in each and every provision hereof; and (g) nothing contained herein shall create the relationship of principal and agent or of partnership or of joint venture between the parties hereto and no provisions contained herein shall be deemed to create any relationship other than that of Landlord and Tenant.

15.6    Successor. Subject to any limitations on assignments herein, all of the provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

15.7   Attorney's Fees. In the event of any dispute arising out of or relating to this Lease, whether or not suit or other proceeding is commenced, and whether in mediation, arbitration, at trial, on appeal, in administrative proceedings, or in bankruptcy (including, without limitation, any adversary proceeding or contested matter in any bankruptcy case), the prevailing party shall be entitled to its costs and litigation expenses incurred, including its reasonable attorney fees. Venue shall be in Douglas County, Washington.

15.8    No Offer. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until (a) Tenant has duly executed and delivered the original to Landlord, and (b) Landlord has executed and delivered one copy to Tenant.

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GUADALUPE GUZMAN
NOTARY PUBLIC
COMM. EXPIRES
SEP 27, 2020
STATE OF WASHINGTON

STATE OF WASHINGTON )
) ss.
COUNTY OF Douglas )

On this day personally appeared before me KELLY THOMPSON, the Manager of TNT BUSINESS COMPLEXES, LLC, to me known to be the person who executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said company for the uses and purposes herein mentioned and on oath stated she is authorized to execute said instrument on behalf of said company.

GIVEN under my hand and official seal this 1 day of November, 2018.

Guadalupe Guzman
NOTARY PUBLIC in and for the State of
Washington, residing at Douglas County
My commission expires: Sep 27 2020

GUADALUPE GUZMAN
NOTARY PUBLIC
COMM. EXPIRES
SEP 27, 2020
STATE OF WASHINGTON

STATE OF WASHINGTON )
) ss.
COUNTY OF Douglas )

On this day personally appeared before me David M. Carlson the Owner of ENTERPRISE FOCUS, INC., to me known to be the person who executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes herein mentioned and on oath stated she is authorized to execute said instrument on behalf of said corporation.

GIVEN under my hand and official seal this 1 day of November, 2018.

Guadalupe Guzman
NOTARY PUBLIC in and for the State of
Washington, residing at Douglas County
My commission expires: Sep 27 2020

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EXHIBIT A

Legal Description

A part of Tract 40 of the East Wenatchee Land Company's Plat of Section Thirteen (13), Township Twenty-Two (22) North, Range Twenty (20), East of the Willamette Meridian, Douglas County, Washington, more particularly described as follows:

Commencing at the Easterly corner of said Tract 40; thence North 43°25'20" West along the Northeasterly boundary of said Tract 40, which is the Northeasterly Right-of-Way Limit of Highline Drive, for 274.00 feet; Thence South 46° 34'40" West for 30.00 feet to a point on the Southwesterly Right-of-Way Limit of said Highline Drive, the True Point of Beginning for this description; Thence continuing South 46° 34'40" West for 570.0 feet; Thence South 43° 25'20" East for 87.00 feet; Thence North 46° 34'40" East for 570.00 feet to the aforesaid Southwesterly Right-of-Way Limit of Highline Drive; Thence North 43° 25'20" West along said Right-of-Way Limit for 87.00 feet to the True Point of Beginning; TOGETHER WITH:

Lot 1, Emmet Johnson Short Plat as recorded in Book E of Plats at Page 79, records of Douglas County, Washington.

APN. 402-000-040-12

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EXHIBIT B

Location of Buildings B and H

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